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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             EURONET SERVICES INC.
             (Exact name of Registrant as specified in its charter)


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
                        Delaware                           74-2806888
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     (Jurisdiction of incorporation or organization)    (I.R.S. Employer
                                                       Identification No.)
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     Zsigmond tJr 10, Budapest, Hungary H-1023 (Address of principal executive offices) (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. []

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. []


Securities to be registered pursuant to Section 12(b) of the Act:

     None
                                 Title of class

Securities to be registered pursuant to Section 12(g) of the Act:

     Common Stock, par value $0.02 per share
                                (Title of class)







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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1. Description of Registrant's Securities to be Registered.

     The securities to be registered hereunder are the shares of Common Stock, par value $0.02 per share (the "Securities"), of Euronet Services Inc. (the "Company"). The Company hereby incorporates by reference the description of the Securities registered hereby set forth under the headings "Description of Capital Stock," "Shares Eligible for Future Sale" and "Certain United States Federal Tax Considerations" in the Prospectus included in its Registration Statement on Form S-1 (File No. 333-18121) (the "Registration Statement"), filed with the Securities and Exchange Commission on December 18, 1996 (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").



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Item 2.  Exhibits.
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         The following exhibits are filed herewith (or incorporated herein by reference):
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      1.   Certificate of Incorporation of the Company (filed as Exhibit
           3.1 to the Registration Statement and incorporated herein by reference).

      2.   By-Laws of the Company (filed as Exhibit 3.2 to the
           Registration Statement and incorporated herein by reference).

      3. Specimen of certificate for shares of Common Stock (filed as Exhibit 4.1 to the Registration Statement and incorporated herein by reference).




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                                 SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


     EURONET SERVICES INC.
     (Registrant)


                 By:   /s/ Michael J. Brown
     Name: Michael J. Brown
     Title: President and Chief Executive Officer



Date: February 21, 1997